Exhibit 10.3

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Amendment"), dated as of June 28, 2012, is made by and among WESTMORELAND MINING LLC, a Delaware limited liability company (the "Borrower"), the GUARANTORS (as defined in the Credit Agreement hereinafter referred to), EACH OF THE BANKS (as defined in the Credit Agreement), and PNC BANK, NATIONAL ASSOCIATION, as agent for the Banks (the "Agent").

WITNESSETH:

WHEREAS, the parties hereto entered into that certain Amended and Restated Credit Agreement, dated as of June 26, 2008 (as the same may be amended, restated, modified or supplemented, the "Credit Agreement").  Capitalized terms not otherwise defined herein shall have the respective meanings given to them under the Credit Agreement;

WHEREAS, the Borrower has requested that the Banks make amendments to certain of the covenants; and

WHEREAS, the parties hereto agree to amend the Credit Agreement on the terms and conditions set forth below.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound hereby, covenant and agree as follows:

1. Amendment to Definitions.

The definition of "Adequately Funded" contained in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

"Adequately Funded shall mean a Plan's assets-to-liabilities relationship described herein.  A Plan is Adequately Funded if, as of the last day of the Plan Year which has most recently ended (the "Valuation Date") and based on an actuarial valuation made as of the first day of such Plan Year by the Plan's regular actuarial consultant, the value of the Plan's assets as determined under Section 412(c)(2) of the Internal Revenue Code, including any contributions made to the Plan within eight and 1/2 months of the Valuation Date, is not less than 80% of the Plan's Current Liability, as determined under Section 412(l)(7) of the Code using the maximum allowable interest rate under such subsection, and recognizing over three years any plan change, such as any plan amendment or required statutory change in benefits, (but not changes in actuarial assumption or normal plan experience)."

2. Amendment to Negative Covenants.

(a) Section 8.2.17 [Minimum Debt Service Coverage Ratio] is hereby amended and restated as follows:

"8.2.17     Minimum Debt Service Coverage Ratio.

The Loan Parties shall not permit the Debt Service Coverage Ratio to be less than 1.30 to 1.00, calculated as of the end of each fiscal quarter after the Closing Date based upon the immediately preceding four fiscal quarters with the exception of the fiscal quarters ending June 30, 2012 and September 30, 2012, during which periods the Debt Service Coverage Ratio shall not be permitted to be less than 1.20."

(b) Section 8.2.18 [Maximum Leverage Ratio] is hereby amended and restated as follows:

"8.2.18     Maximum Leverage Ratio.

The Loan Parties shall not permit the ratio of Consolidated Net Indebtedness of the Borrower and its Subsidiaries to Consolidated EBITDA to exceed the ratio set forth below for such period, calculated as of the end of each fiscal quarter during each such period based upon the immediately preceding four fiscal quarters:

Period	Ratio
Closing Date through June 30, 2010	3.00 to 1.00

July 1, 2010 through December 31, 2010	2.75 to 1.00

January 1, 2011 through December 31, 2011	2.50 to 1.00

January 1, 2012 through December 31, 2012	2.25 to 1.00

January 1, 2013 through March 31, 2013	2.25 to 1.00

April 1, 2013 through June 30, 2013	2.00 to 1.00

July 1, 2013 through September 30, 2013	1.75 to 1.00

October 1, 2013 and thereafter	1.50 to 1.00"

3. Representations and Warranties.

(a) Warranties Under the Credit Agreement.  The representations and warranties of the Borrower contained in the Credit Agreement, after giving effect hereto, are true and correct on and as of the date hereof with the same force and effect as though made by the Borrower on such date, except to the extent that any such representation or warranty expressly relates solely to a previous date (in which case such representation and warranty shall be true and correct as of such previous date) or is the subject of transactions permitted under the Credit Agreement.  No Event of Default or Potential Default has occurred and is continuing or exists.

(b) Power and Authority; Validity and Binding Effect; No Conflict.  The Borrower and each other Loan Party has full power to enter into, execute, deliver and carry out this Amendment, and such actions have been duly authorized by all necessary proceedings on its part.  This Amendment has been duly and validly executed and delivered by the Borrower and each other Loan Party.  This Amendment constitutes the legal, valid and binding obligation of the Borrower and each other Loan Party which is enforceable against Borrower and each other Loan Party in accordance with its terms, except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or by general equitable principles limiting the availability of specific performance or other equitable remedies.  Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of any organizational documents of Borrower or any other Loan Party or (ii) any Law or any agreement or instrument or other obligation to which Borrower or any other Loan Party is a party or by which it or any of the other Loan Parties is bound, or result in the creation or enforcement of any Lien upon any property of Borrower or any other Loan Party other than as set forth in the Security Documents.

(c) Consents and Approvals; No Event of Default.  No consent, approval, exemption, order or authorization of any person or entity other than, as the case may be, the parties hereto is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Amendment.  No event has occurred and is continuing and no condition exists or will exist after giving effect to this Amendment which constitutes an Event of Default.

(d) Authorized Officer.  The individual executing this Amendment on behalf of the Borrower and each other Loan Party, is authorized to execute and deliver this Amendment on behalf of the Borrower and each other Loan Party, and holds the office(s) with the Borrower and each other Loan Party, as the case may be, set forth below his signature to this Amendment.

4. Conditions Precedent.

The effectiveness of this Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent (as determined by the Required Banks in their sole discretion):

(a) Execution.  The Borrower, each Loan Party, and the Banks shall have executed this Amendment and the Banks shall have received a counterpart original or a true and correct copy hereof.

(b) Representations and Warranties.  Each of the representations and warranties under Section 3 hereof are true and correct on the date hereof.

(c) Organization, Authorization and Incumbency.  There shall be delivered to the Agent for the benefit of each Bank a certificate, dated as of the date hereof and signed by the Secretary or an Assistant Secretary of each Loan Party, certifying as appropriate as to:

(i) all action taken by such Loan Party in connection with this Amendment;

(ii) the names of the officer or officers authorized to sign this Amendment and the other documents executed and delivered in connection herewith and described in this Section 5 and the true signatures of such officer or officers and specifying the officers authorized to act on behalf of each Loan Party for purposes of the Loan Documents and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

(iii) copies of its organizational documents, including its certificate of incorporation and bylaws if it is a corporation, its certificate of partnership and partnership agreement if it is a partnership, and its certificate of organization and limited liability company operating agreement if it is a limited liability company, in each case as in effect on the date hereof, certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each of the Loan Parties in each state where organized or qualified to do business, provided, however, that the Loan Parties may, in lieu of delivering copies of the foregoing organizational documents and good standing certificates, certify that the organizational documents and good standing certificates previously delivered by the Loan Parties to the Agent remain in full force and effect and have not been modified, amended, or rescinded.

5. Incorporation into Credit Agreement.

This Amendment shall be incorporated into the Credit Agreement by this reference.  All representations, warranties, Events of Default and covenants set forth herein shall be a part of the Credit Agreement as if originally contained therein.

6. Reimbursement of Expenses.

The Borrower unconditionally agrees to pay and reimburse each of the Banks and save each of the Banks harmless against liability for the payment of all out-of-pocket costs, expenses and disbursements, including without limitation, reasonable fees and expenses of counsel incurred by any of the Banks in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment and all other documents or instruments to be delivered or recorded in connection herewith.

7. Severability.

Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

8. Entire Agreement.

This Amendment sets forth the entire agreement and understanding of the parties with respect to the amendment to the Credit Agreement contemplated hereby and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to such amendment.  No representation, promise, inducement or statement of intention has been made by any party which is not embodied in this Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.

9. Force and Effect.

The Borrower reconfirms, restates, and ratifies the Credit Agreement, and all other documents executed in connection therewith except to the extent any such documents are expressly modified by this Amendment and Borrower confirms that all such documents have remained in full force and effect since the date of their execution.

10. Governing Law.

This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania.

11. Counterparts.

This Amendment may be signed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Joinder of Guarantors.  Each of the Guarantors hereby joins in this Amendment to evidence its consent hereto, and each Guarantor hereby reaffirms its obligations set forth in the Credit Agreement as hereby amended, and in each other Loan Document given by it in connection therewith.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE - FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto by their officers duly authorized, have executed this Amendment as of the day and year first above written with the intention that it constitute a sealed instrument.

BORROWER:

ATTEST:	WESTMORELAND MINING LLC

/s/ Diane Bretti	By: /s/ Jennifer Grafton	(Seal)
Name: Jennifer Grafton
Title: Secretary

GUARANTORS:

ATTEST:	WESTERN ENERGY COMPANY

/s/ Diane Bretti	By: /s/ Jennifer Grafton	(Seal)
Name: Jennifer Grafton
Title: Secretary

ATTEST:	DAKOTA WESTMORELAND CORPORATION

/s/ Diane Bretti	By: /s/ Jennifer Grafton	(Seal)
Name: Jennifer Grafton
Title: Secretary

ATTEST:	WESTMORELAND SAVAGE CORPORATION

/s/ Diane Bretti	By: /s/ Jennifer Grafton	(Seal)
Name: Jennifer Grafton
Title: Secretary

[SIGNATURE PAGE - FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

BANK:

PNC BANK, NATIONAL ASSOCIATION, individually as a Bank and as Agent

By: /s/ Richard C. Munsick
Name: Richard C. Munsick
Title: Senior Vice President